Exhibit 21
Subsidiaries of the Registrant

Jurisdiction of
Incorporation or
Name of Subsidiary	Formation

Atrium Insurance Corporation	NY
Axiom Financial, Inc.	UT
Canadian Lease Management Limited	Canada
Cendant Home Funding, LLC (joint venture)	IL
PHH Mortgage Capital LLC	DE
PHH Mortgage Corporation	NJ
Cendant Preferred Mortgage, L.L.C. (joint venture)	DE
Century 21 Mortgage Corporation	MA
Chesapeake Funding LLC	DE
Coldwell Banker Mortgage Corporation	MA
D.L. Peterson Trust	DE
Dealers Holding, Inc.	MD
drivershield.com FS Corp.	NY
Edenton Motors, Inc.	MD
ERA Mortgage Corporation	MA
FAH Company, Inc.	DE
First Fleet Corporation	MA
Haddonfield Holding Corporation	DE
Hamera Corp.	CA
Highlands Vehicle Solutions, Inc.	MD
Instamortgage.com Corporation	MD
JHH Partnership	MD
JW Geckle Trust	MD
Landover Mortgage, LLC (joint venture)	WA
Logic Leasing, Inc.	MA
Long Island Mortgage Group, Inc.	NY
MortgageSave.com Corporation	MA
NE Moves Mortgage Corporation	MA
PHH (Bermuda) Holdings Ltd.	Bermuda
PHH Auto Finance LLC	MD
PHH Broker Partner Corporation	MD
PHH Canadian Holdings, Inc.	DE
PHH Caribbean Leasing, Inc.	MD
PHH Charitable Trust	U.K.
PHH Continental Leasing LLC	MD
PHH Corner Leasing, Inc.	MD
PHH Corporate Services, Inc.	DE
PHH do Brasil Participacoes Ltda.	Brazil
PHH Financial Services, LLC	MD
PHH Foundation, Inc.	MD
PHH Leasing of Canada Limited	Canada

Jurisdiction of
Incorporation or
Name of Subsidiary	Formation

PHH Market Leasing, Inc.	MD
PHH Milford Leasing, Inc.	MD
PHH Mortgage Services Corporation	MD
PHH National Leasing, Inc.	MD
PHH Page Leasing, Inc.	MD
PHH PERSONALEASE CORPORATION	MD
PHH Power Leasing, Inc.	MD
PHH Services B.V.	Netherlands
PHH Solutions and Technologies, LLC	DE
PHH St. Paul Leasing, Inc.	DE
PHH Vehicle Management Services, LLC	DE
PHH VMS Subsidiary Corporation	DE
PHH/ Paymentech, L.L.C.	DE
Preferred Mortgage Group, Inc.	VA
Raven Funding LLC	DE
RMR Financial	CA
Speedy Title and Appraisal Review Services LLC	DE
Sunbelt Lending Services, Inc	FL
Terrapin Funding LLC	DE
VMS Holdings LLC	DE
Williamsburg Motors, Inc.	MD